UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

LUNA INNOVATIONS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 540-769-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2012, Luna Innovations Incorporated (the “Company”) and Intuitive Surgical Operations, Inc. (“Intuitive”) entered into Amendment No. 5 (the “Fifth Amendment”) to their Development and Supply Agreement dated June 11, 2007 (as amended to date, the “Development and Supply Agreement”). Under the Fifth Amendment, the parties have agreed upon certain milestones to be achieved by the Company under the Development and Supply Agreement during 2012, as well as the amounts to be paid by Intuitive to the Company for development work to be performed in 2012 and the payment mechanism for same.

The foregoing description of the Fifth Amendment is not complete and is qualified in its entirety by reference to the Fifth Amendment, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending March 31, 2012.

Item 7.01.	Regulation FD Disclosure.

On March 28, 2012, the Company issued a press release announcing the execution of the Fifth Amendment with Intuitive. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated March 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2012	LUNA INNOVATIONS INCORPORATED

	By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated March 28, 2012.